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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-05439) of Software 2000, Inc. of our report dated October 25, 1996 appearing on page F-1 of Software 2000 Inc.'s Annual Report on Form 10-K for the year ended September 30, 1996.

PRICE WATERHOUSE LLP

Boston, Massachusetts
December 19, 1996